EXHIBIT 32

                                 CERTIFICATIONS

                            CERTIFICATION PURSUANT TO
                            10 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of China Ventures Limited ("the Company") on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof
(the "Report), I. James N. L. Chow Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and

         (2) The information contained in the Report fairly presents, in all Material respects, the financial condition and result of operation of the Company.

                                                        /s/ James N. L. Chow
                                                        ------------------------
                                                        James N. L. Chow
                                                        President, Secretary and
                                                        Principal Financial and
                                                        Accounting Officer

November 10, 2003